Exhibit 2.7
Execution Version

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of January 25, 2019 (this “Amendment”), to the Agreement and Plan of Merger, dated as of May 20, 2018 (the “Merger Agreement” and, together with the Separation Agreement, the “Agreements”), is entered into between General Electric Company, a New York corporation (the “Company”), Transportation Systems Holdings Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“SpinCo”), Westinghouse Air Brake Technologies Corporation, a Delaware corporation (“Parent”), and Wabtec US Rail Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the Company, SpinCo, Parent and Merger Sub entered into the Merger Agreement as of May 20, 2018 (the “Original Execution Date”);

WHEREAS, Section 11.03 of the Merger Agreement permits the parties to amend the Merger Agreement by an instrument in writing signed by the Company, SpinCo, Parent and Merger Sub;

WHEREAS, under the Merger Agreement and the Separation Agreement, Parent agreed to acquire the Company’s Transportation business by effecting a series of transactions, including the Merger (“GE Transportation Acquisition”), for a combination of $2.9 billion in cash, certain additional payments in respect of tax benefits, assumption of certain liabilities and the issuance of shares of Parent Common Stock in an amount equal to approximately 50.1% of the outstanding Parent Common Stock (on a Fully Diluted Basis) after giving effect to the Merger (collectively, the “Transaction Value”), with the Company receiving approximately 9.9% of the outstanding Parent Common Stock (on a Fully Diluted Basis) after giving effect to the Merger and the Company’s stockholders receiving approximately 40.2% of the outstanding Parent Common Stock (on a Fully Diluted Basis) after giving effect to the Merger, as a result of the Spin- or Split-off of SpinCo to the Company’s stockholders immediately prior to the Merger;

WHEREAS, the Company, SpinCo, Parent and Merger Sub desire to amend the Merger Agreement;

WHEREAS, contemporaneously with their entry into this Amendment, the Company and Parent are entering into an amendment to the Separation Agreement (the “Separation Agreement Amendment” and together with this Amendment, the “Amendments”);

WHEREAS, pursuant to the Amendments:

●	The terms of the GE Transportation Acquisition remain the same in all material respects, except that Parent will issue 3,300,000 fewer shares of Parent Common Stock in the Merger;

●
In consideration for, and on the same date as, the SpinCo Transfer, the Company shall receive (a) a number of shares of SpinCo Common Stock such that, after the SpinCo Transfer, the Company will own approximately 8,700,000,000 shares of SpinCo Common Stock, (b) 15,000 shares of SpinCo Class A Preferred Stock (as defined in the Separation Agreement as amended by this Amendment), (c) 10,000 shares of SpinCo Class B Preferred Stock (as defined in the Separation Agreement as amended by this Amendment) and (d) one share of SpinCo Class C Preferred Stock (as defined in the Separation Agreement as amended by this Amendment);

●
Immediately prior to, and on the same date as, the Merger, (a) the Company shall spin off all of the SpinCo Common Stock to the Company’s stockholders (the “Distribution”), and (b) the Company shall retain (i) all of the SpinCo Class A Preferred Stock, (ii) all of the SpinCo Class B Preferred Stock and (iii) all of the SpinCo Class C Preferred Stock (which, as a result of the Merger, will be converted into the right to receive (A) shares of Parent Class A Preferred Stock, convertible into 15% of the shares of Parent Common Stock (on a Fully Diluted Post-Merger Basis) and (B) a number of shares of Parent Common Stock equal to 9.9% of the shares of Parent Common Stock (on a Fully Diluted Post-Merger Basis));

●	Immediately prior to the Merger Effective Time, Parent shall pay to the Company $10,000,000 in cash in exchange for all of the shares of SpinCo Class B Preferred Stock; and

●
On the terms and subject to the conditions in the Amendments, as consideration for the Merger, Parent shall issue a number of shares of Parent Common Stock equal to approximately 49.2% of Parent Common Stock (on a Fully Diluted Post-Merger Basis) as follows: (a) in exchange for the SpinCo Common Stock held by the Company’s stockholders, approximately 24.3% of the outstanding Parent Common Stock (on a Fully Diluted Post-Merger Basis), and (b) in exchange for the share of SpinCo Class C Preferred Stock held by the Company, (i) 10,000 shares of Parent Class A Preferred Stock that, in the aggregate, are convertible, upon specified sales or transfers by the Company of such shares of Parent Class A Preferred Stock (pursuant to the terms and conditions of the Parent Class A Preferred Stock), into a number of shares of Parent Common Stock equal 15% of the outstanding Parent Common Stock (on a Fully Diluted Post-Merger Basis) and (ii) a number of shares of Parent Common Stock equal to 9.9% of the outstanding Parent Common Stock (on a Fully Diluted Post-Merger Basis).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company, SpinCo, Parent and Merger Sub hereby agree as follows:

1.          Recitals.

a.	The second recital to the Merger Agreement shall be amended and restated in its entirety to read as follows:

“WHEREAS, on or prior to the Closing Date, and subject to the terms and conditions set forth in the Separation Agreement, the Company will complete the Internal Reorganization, and following the Internal Reorganization, the Direct Sale and the SpinCo Transfer and prior to the Effective Time, and upon the terms and conditions set forth in the Separation Agreement, the Company will distribute all of the outstanding shares of SpinCo’s common stock, par value $0.01 per share (“SpinCo Common Stock”) to holders of the Company’s common stock, par value $0.06 per share (“Company Common Stock”), by way of a pro rata dividend (the “Distribution”), and the Company shall retain all of the shares of SpinCo Preferred Stock;”

b.	The fifth recital to the Merger Agreement shall be amended and restated in its entirety to read as follows:

“WHEREAS, the parties intend that, for U.S. federal income Tax purposes, the Internal Reorganization, the SpinCo Transfer, the Distribution and the Merger will be treated in accordance with the Intended Tax Treatment (as defined in the Tax Matters Agreement);”

c.	The third, sixth, eighth and ninth recitals to the Merger Agreement shall be deleted in their entirety.

2.          Section 1.01(a).  Section 1.01(a) of the Merger Agreement is hereby amended as follows:

a.
by deleting the definitions of “Alternative Tax Counsel,” “Alternative Separation Opinion Tax Counsel,” “Company Tax Counsel,” “Distribution Share Maximum,” “Distribution Share Minimum,” “Exchange Ratio,” “New Issuance,” “Parent Tax Counsel,” “Ruling,” “Section 355(e) Minimum Percentage,” “Tax Representation Letters,” “Tax-Free Status” and “Tax-Free Status of the External Transactions” in their entirety;

b.	by adding the following as new defined terms in the appropriate alphabetical order:

“Class C Common Stock Portion” means (i) the sum of the Fully Diluted Parent Shares plus the Fully Diluted New Common Stock Issuance multiplied by (ii) 0.099.

“Class C Common Exchange Ratio” means the quotient of (i) the Class C Common Stock Portion divided by (ii) the number of shares of SpinCo Class C Preferred Stock issued and outstanding immediately prior to the Effective Time, subject to adjustment as set forth herein.

“Common Stock Exchange Ratio” means the quotient (rounded to six decimals) of (i) the Distribution Common Stock Portion divided by (ii) the number of shares of SpinCo Common Stock outstanding immediately prior to the Effective Time.

“Distribution Common Stock Portion” means (i) the Fully Diluted New Common Stock Issuance minus (ii) the sum of (A) the Preferred Stock Portion and (B) the Class C Common Stock Portion.

“Fully Diluted Basis” means calculated, as of a given time, on a fully-diluted, as converted and as exercised basis, including shares of Parent Common Stock underlying outstanding Parent Stock Awards and any other outstanding Parent Securities convertible into or exercisable for shares of Parent Common Stock.  For the avoidance of doubt, such calculation shall include (i) any and all shares of Parent Common Stock underlying Parent Stock Awards that are settled only in cash, or in cash or stock, other than up to 182,110 shares of Parent Common Stock underlying restricted stock units that are settled only in cash and outstanding as of the date hereof, (ii) in the case of Parent Stock Awards, the maximum number of shares of Parent Common Stock underlying such Parent Stock Awards and (iii) in the case of any measurement after the Effective Time, any and all shares of Parent Common Stock into which the Parent Class A Preferred Stock can be converted.

“Fully Diluted New Common Stock Issuance” means (i) (A) the Fully Diluted Parent Shares multiplied by (B) the quotient of (1) 50.1 divided by (2) 49.9 minus (ii) 3,300,000.

“Fully Diluted Post-Merger Basis” means calculated on the basis that the number of shares of Parent Common Stock outstanding equals the sum of the Fully Diluted Parent Shares plus the Fully Diluted New Common Stock Issuance.

“Parent Class A Preferred Stock” means shares of Class A non-voting, convertible preferred stock of Parent, which will be subject to the principal terms set forth in Exhibit B. Parent and the Company, acting in good faith, will mutually agree upon the Certificate of Designations for the Parent Class A Preferred Stock prior to Closing.

“Preferred Stock Exchange Ratio” means 10,000 shares of Parent Class A Preferred Stock divided by the number of shares of SpinCo Class C Preferred Stock issued and outstanding immediately prior to the Effective Time, subject to adjustment as set forth herein.

“Preferred Stock Portion” means (i) the sum of the Fully Diluted Parent Shares plus the Fully Diluted New Common Stock Issuance multiplied by (ii) 0.15.

“SpinCo Class A Preferred Stock” has the meaning set forth in the Separation Agreement.

“SpinCo Class B Preferred Stock” has the meaning set forth in the Separation Agreement.”

“SpinCo Class C Preferred Stock” has the meaning set forth in the Separation Agreement.

“SpinCo Preferred Stock” has the meaning set forth in the Separation Agreement.”

c.	by amending the defined term “Shareholders Agreement” to replace the words “Exhibit B” with the words “Exhibit A.”

3.          Section 1.01(b).   Section 1.01(b) of the Merger Agreement is hereby amended by:

a.
Deleting the definitions of “Clean-Up Spin-Off”, “Company Merger Tax Opinion,” “Company RMT Tax Opinions,” “Company Separation Tax Opinion,” “Company Separation Tax Opinion Condition,” “Distribution Share Maximum,” Distribution Share Minimum”, “Exchange Offer,” “Exchange Offer Number,” “Parent Merger Tax Opinion” and “Restructuring Commencement Date” in their entirety; and

b.
Adding the following defined terms in the appropriate alphabetical order, together with their respective corresponding section references): “Aggregate Combined Printing and Mailing Cost”, “Aggregate Standalone Printing and Mailing Cost”, “GET Portion”, “GET Printing and Mailing Fees”, “GET Standalone Printing and Mailing Cost”, “Wabtec Portion”, “Wabtec Printing and Mailing Fees” and “Wabtec Standalone Printing and Mailing Cost”.

4.          Section 2.01(b).  Section 2.01(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“(b)          Subject to the satisfaction or waiver of the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), the closing of the Merger (the “Closing”) shall take place in New York City at the offices of Jones Day, 250 Vesey Street, New York, New York, 10281 on the Distribution Date, or at such other place or remotely by electronic transmission, at such other time or on such other date as Parent and the Company may mutually agree.”

5.          Section 2.01(c).

a.	Section 2.01(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“(c)          At the Closing, SpinCo and Merger Sub shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as the parties may agree and as is specified in the certificate of merger); provided that the Effective Time shall in all cases be on the Distribution Date.”

6.          Section 2.02.

a.	Section 2.02(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“(a)          At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, SpinCo, the Company or the holders of SpinCo Common Stock, except as otherwise provided in Section 2.02(b), (i) each share of SpinCo Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of fully paid and non-assessable shares of Parent Common Stock equal to the Common Stock Exchange Ratio, and (ii) each share of SpinCo Class C Preferred Stock (all shares of SpinCo Common Stock and SpinCo Class C Preferred Stock being, collectively, the “Shares”) outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) a number of fully paid and non-assessable shares of Parent Class A Preferred Stock equal to the Preferred Stock Exchange Ratio and (B) a number of shares of Parent Common Stock equal to the Class C Common Exchange Ratio (clauses (i) and (ii), collectively the “Merger Consideration”).  As of the Effective Time, all such shares of SpinCo Common Stock and SpinCo Class C Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration contemplated in clauses (i) or (ii), respectively, and any dividends or other distributions pursuant to Section 2.03(c) and cash in lieu of any fractional shares payable pursuant to Section 2.03(e), in each case to be issued or paid, without interest.  At the latest practicable time prior to the Closing so as to allow the parties to calculate the Common Stock Exchange Ratio, the Preferred Stock Exchange Ratio and the Class C Common Exchange Ratio, Parent shall deliver to the Company a certificate, duly executed by an executive officer of Parent, setting forth the number of Fully Diluted Parent Shares, as of the Closing, together with reasonable supporting documentation.”

b.	Section 2.02(b) of the Merger Agreement is hereby amended and replaced in its entirety as follows:

“(b)          At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, SpinCo or the Company, each Share held by SpinCo as treasury stock or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.”

c.	Section 2.02 of the Merger Agreement is hereby amended by adding the following as new clauses (d) and (e):

“(d)          At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, SpinCo or the holders of Merger Sub, each share of SpinCo Class A Preferred Stock outstanding immediately prior to the Effective Time shall remain outstanding as Class A preferred stock of the Surviving Corporation with the same powers, designations, rights and preferences as are provided for in the certificate of designation for the SpinCo Class A Preferred Stock and the certificates representing SpinCo Class A Preferred Stock immediately prior to the Merger will represent the Class A preferred stock of the Surviving Corporation.”

“(e)          At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, SpinCo or the holders of Merger Sub, each share of SpinCo Class B Preferred Stock outstanding immediately prior to the Effective Time shall remain outstanding as Class B preferred stock of the Surviving Corporation with the same powers, designations, rights and preferences as are provided for in the certificate of designation for the SpinCo Class B Preferred Stock and the certificates representing SpinCo Class B Preferred Stock immediately prior to the Merger will represent the Class B preferred stock of the Surviving Corporation.”

7.          Section 2.03.

a.
The second sentence of Section 2.03(a) of the Merger Agreement is hereby amended by adding the words “and such book-entry shares of Parent Class A Preferred Stock” after the words “such book-entry shares of Parent Common Stock”.

b.	Section 2.03(b) of the Merger Agreement is hereby amended and replaced in its entirety with the following:

“(b)          As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to (i) distribute the shares of Parent Common Stock into which the shares of SpinCo Common Stock have been converted pursuant to the Merger, which, in the case of the shares of SpinCo Common Stock distributed in the Distribution, shall be distributed on the same basis as the shares of SpinCo Common Stock were distributed in the Distribution and to the Persons who received the shares of SpinCo Common Stock in the Distribution, and (ii) distribute the shares of Parent Class A Preferred Stock and Parent Common Stock into which the share of SpinCo Class C Preferred Stock has been converted pursuant to the Merger to the holder of the SpinCo Class C Preferred Stock.  Each holder of Shares shall be entitled to receive in respect of the Shares held by such Person a book-entry authorization representing the number of whole shares of Parent Common Stock and shares of Parent Class A Preferred Stock, as applicable, that such holder has the right to receive pursuant to this Section 2.03(b) (and cash in lieu of fractional shares of Parent Common Stock, as contemplated by Section 2.03(e), and any dividends or distributions and other amounts pursuant to Section 2.03(c)).  The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Parent Common Stock or Parent Class A Preferred Stock held by it from time to time hereunder, except as contemplated by Section 2.03(c).”

c.	Section 2.03(d) of the Merger Agreement is hereby amended and replaced as follows:

“(d)          All shares of Parent Common Stock and Parent Class A Preferred Stock issued upon the exchange of SpinCo Common Stock or SpinCo Class C Preferred Stock, as applicable, in accordance with the terms of this Section 2.03 (including any cash paid pursuant to Section 2.03(c) or Section 2.03(e)) shall be deemed to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to such shares of SpinCo Common Stock or shares of SpinCo Class C Preferred Stock, as applicable.”

d.	Section 2.03(f) of the Merger Agreement is hereby amended and replaced as follows:

“(f)          The Common Stock Exchange Ratio, the Preferred Stock Exchange Ratio and the Class C Common Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock, Parent Class A Preferred Stock, SpinCo Common Stock or SpinCo Class C Preferred Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock, Parent Class A Preferred Stock, SpinCo Common Stock or SpinCo Class C Preferred Stock (other than (i) issuance of stock by SpinCo in connection with the Separation or other transactions contemplated by this Agreement or the Separation Agreement and (ii) any extraordinary cash dividends with respect to SpinCo Common Stock) with a record date occurring on or after the date hereof and prior to the Effective Time; provided that nothing in this Section 2.03(f) shall be construed to permit SpinCo, Parent or Merger Sub to take any action with respect to its securities that otherwise is prohibited by the terms of this Agreement.”

e.	Section 2.03(i) of the Merger Agreement is hereby amended by replacing the words “shares of SpinCo Common Stock” with the word “Shares”.

f.	Section 2.03 of the Merger Agreement is hereby amended by adding the following as a new clause (k):

“(k)          Immediately prior to the Closing, Parent shall pay to the Company $10,000,000 in cash in immediately available funds to an account designated by the Company in exchange for all of the shares of SpinCo Class B Preferred Stock, and the Company shall transfer all of the shares of SpinCo Class B Preferred Stock to Parent.”

8.          Section 3.01.  Section 3.01 of the Merger Agreement is amended to add the following sentence at the end:

“Parent agrees that, prior to the Effective Time, Parent shall cause the certificate of incorporation of Merger Sub to be revised to the extent necessary to give effect to the issuance and conversion of the SpinCo Preferred Stock as provided in this Amendment.”

9.          Section 4.03(i).  Section 4.03(i) of the Merger Agreement is hereby amended by adding the words “and the filing of Certificate of Designations for the SpinCo Preferred Stock” after the words “the filing of a certificate of merger”.

10.          Section 4.05(a).  The second sentence of Section 4.05(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Immediately following the Distribution, (A) the number of shares of SpinCo Common Stock issued and outstanding shall equal 8,700,000,000 and the number of authorized shares of SpinCo Common Stock shall exceed that number, (B) 15,000 shares of SpinCo Class A Preferred Stock will be issued and outstanding, (C) 10,000 shares of SpinCo Class B Preferred Stock will be issued and outstanding, (D) one share of SpinCo Class C Preferred Stock will be issued and outstanding (and a number of shares of SpinCo Common Stock will be reserved for issuance on conversion of the SpinCo Class C Preferred Stock in an amount equal to (1) the number of shares of SpinCo Common Stock issued and outstanding multiplied by (2) 1.02270397), (E) the number of authorized shares of SpinCo Preferred Stock shall exceed 25,001 and (F) no Shares will be held by SpinCo in its treasury.”

11.          Section 4.16(g). Section 4.16(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: “[Intentionally omitted]”.

12.          Section 5.03(i).  Section 5.03(i) of the Merger Agreement is hereby amended by adding the words “and the filing of Certificate of Designations for the Parent Class A Preferred Stock” at the end of such clause.

13.          Section 5.05(c).  Section 5.05(c) of the Merger Agreement is hereby amended by adding the words “and shares of Parent Class A Preferred Stock” after the words “Parent Common Stock”.

14.          Section 5.17(g).  Section 5.17(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: “[Intentionally omitted]”.

15.          Section 6.05. The second sentence of Section 6.05 of the Merger Agreement is hereby amended and replaced in its entirety with the following:

“In the event that the Closing has not occurred prior to March 31, 2019, the Company shall deliver to Parent, on March 31, 2019, the audited combined financial statements for the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo (except as set forth on Section 6.05 of the SpinCo Disclosure Schedule) as of the end of, and for, the fiscal year ending December 31, 2018, consisting of the balance sheets as of the end of such fiscal year and the related statements of income, comprehensive income, equity and cash flows for such fiscal year, in each case accompanied by a report satisfying the requirements of Regulation S-X of the independent registered public accounting firm for the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo (the “2018 Audited Financial Statements”, and together with the Initial Audited Financial Statements, the “Audited Financial Statements”). The Company shall (i) use its reasonable best efforts to cause the majority of work necessary to complete the audit for the 2018 Audited Financial Statements (the “2018 GET Audit”) to be completed on or prior to March 1, 2019 (including reasonable best efforts to cause the completion of what is commonly referred to as the “substantive” procedures of the accounts and records on or prior to March 1, 2019) and (ii) direct the auditor for the 2018 GET Audit to complete the work on the 2018 GET Audit in such a manner and on a timetable consistent with the timing requirements contemplated in clause (i) of this proviso and a completion of the 2018 GET Audit by March 31, 2019.  In the event that Closing occurs prior to March 31, 2019, then the Company and Parent will work together in good faith, between the Closing Date and March 31, 2019, to allow Parent and the auditor for the 2018 GET Audit to complete the 2018 GET Audit on or prior to March 31, 2019.

16.          Section 6.06. Section 6.06 of the Merger Agreement is hereby amended by replacing the words “From and after the date hereof until the nine-month anniversary of the date of this Agreement” wherever they occur with “From and after the date of this Agreement until the earlier of (x) the Closing Date and (y) the End Date”.

17.          Section 7.07.  Section 7.07 of the Merger Agreement is hereby amended by adding “(including the shares of Parent Common Stock issuable upon conversion of the Parent Class A Preferred Stock)” immediately after “shares of Parent Common Stock”.

18.          Section 8.02.  Section 8.02 of the Merger Agreement is hereby amended and replaced in its entirety with the following:

“          Section 8.02          Registration Statements.  (a) As promptly as reasonably practicable, but in any event no later than January 25, 2019, (i) the Company, SpinCo, Parent and Merger Sub shall jointly prepare, and Parent shall file with the SEC, an amendment to Parent’s registration statement on Form S-4 (333-227444) to register under the 1933 Act the Parent Share Issuance (together with all supplements, amendments, prospectuses and/or information statements, the “Parent Registration Statement”) and (ii) subject to the last sentence of this Section 8.02(a), the Company, SpinCo, Parent and Merger Sub shall jointly prepare, and SpinCo shall file with the SEC a registration statement on Form S-1 to register under the 1933 Act, the SpinCo Common Stock to be distributed in the Distribution (together with all supplements, amendments, prospectuses and/or information statements, the “SpinCo Registration Statement” and, together with the Parent Registration Statement, the “Registration Statements”). Each of the Company, SpinCo, Parent and Merger Sub shall use its reasonable best efforts to have the Registration Statements filed with the SEC become effective under the 1933 Act on or before February 14, 2019. Each of Parent and SpinCo and the Company shall also take any action required to be taken under any applicable state securities laws in connection with, in the case of Parent, the Parent Share Issuance and, in the case of the Company, the issuance and distribution of the SpinCo Common Stock in the Distribution. The parties hereto shall cooperate in preparing and filing with the SEC the Registration Statements and any necessary amendments or supplements thereto.  Parent and Merger Sub shall furnish all information concerning Parent and its Subsidiaries, and the Company and SpinCo shall furnish all information concerning the Company, SpinCo, the Tiger Business and the Transferred Subsidiaries, as may be reasonably requested by the other parties hereto in connection with the preparation, filing and distribution of the Registration Statements or the prospectus contained therein, as applicable, and any necessary amendments or supplements thereto.  None of the Registration Statements or prospectus contained therein, as applicable, or any amendment or supplement thereto shall be filed or mailed to stockholders without the written consent of all of the parties hereto (such consent not to be unreasonably withheld, conditioned or delayed), except as required by Applicable Law.  Following the date hereof, if doing so would not delay the consummation of the transactions contemplated hereby (except for any delay that would not, in the aggregate, result in a delay of Closing by more than three Business Days), the Company may elect for SpinCo to file with the SEC a registration statement on Form 10 in lieu of the registration statement on Form S-1 described above (and if the Company makes such an election, the term “SpinCo Registration Statement” shall refer to such Form 10 (and not the SpinCo Form S-1) for all purposes hereunder).

(b)          Parent and the Company, as applicable, shall advise the other promptly after receiving oral or written notice of (i) the time when a Registration Statement has become effective or any supplement or amendment to a Registration Statement has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification for offering or sale in any jurisdiction of the Parent Common Stock issuable in connection with the Merger or the SpinCo Common Stock issuable in connection with the Distribution, or (iv) any oral or written request by the SEC for amendment of a Registration Statement or SEC comments thereon or requests by the SEC for additional information.  Parent and the Company shall promptly provide each other with copies of any written communication from the SEC and convey to each other summaries of any oral communications with the SEC, in each case, with respect to the Registration Statements and shall cooperate to prepare appropriate responses thereto (and will provide each other with copies of any such responses given to the SEC) and make such modifications to the Registration Statements as shall be reasonably appropriate.

(c)          If, at any time prior to the Effective Time, any event or circumstance shall be discovered by a party hereto that should be set forth in an amendment or a supplement to a Registration Statement so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such party shall promptly inform the other parties hereto and the parties hereto shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to stockholders.

(d)          In connection with the filing of the Registration Statements and other SEC filings contemplated hereby, each of the Company and Parent shall use its reasonable best efforts to (i) cooperate with the other to prepare pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for such filings, including the requirements of Regulation S-X and (ii) provide and make reasonably available upon reasonable notice the senior management employees of the Company or Parent, as the case may be, to discuss the materials prepared and delivered pursuant to this Section 8.02(d).”

19.          Section 8.07. Section 8.07 of the Merger Agreement is hereby amended and restated in its entirely to read as follows:

“(a) Immediately prior to the Closing, the Company shall, or shall cause SpinCo to, deliver to Parent (i) a certificate from SpinCo, dated as of the Closing Date and prepared in accordance with Treasury Regulations sections 1.897-2(h) and 1.1445-2(c)(3), stating that equity interests in SpinCo are not “United States real property interests,” together with (ii) notice of such certificate to the IRS in accordance with Treasury Regulations section 1.897-2(h) (which notice shall be mailed to the IRS by SpinCo following the Closing in accordance with Treasury Regulations section 1.897-2(h)), in case of clause (i) and (ii), in form and substance reasonably acceptable to Parent.

(b) Except as otherwise expressly provided herein, this Agreement shall not govern Tax matters (including any administrative, procedural and related matters thereto), which shall be exclusively governed by the Tax Matters Agreement.”

20.          Section 8.11.

a.	Section 8.11(a) of the Merger Agreement is hereby amended by deleting the words “(x) consistent with the Tax-Free Status, as reasonably determined by the Company, and (y).”

b.	Section 8.11(f) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: “[Intentionally omitted].”

21.          Article 9.

a.	Section 9.01(b) of the Merger Agreement is hereby amended by replacing the words “been declared effective by the SEC” with the words “become effective”.

b.
Section 9.01(c) of the Merger Agreement is hereby amended by adding “(including the shares of Parent Common Stock issuable upon conversion of the Parent Class A Preferred Stock)” immediately after “shares of Parent Common Stock”.

c.	Each of Section 9.02(b) and Section 9.03(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: “[Intentionally omitted];”.

22.          Section 10.01.  Section 10.01(b)(i) of the Merger Agreement is hereby amended by amending and restating the second proviso in its entirety to read as follows:

“provided, further, that if, (x) as of three Business Days prior to the End Date, one or more of the conditions to the Closing set forth in Section 9.01(e), Section 9.01(f) or Section 9.01(g) (if the Applicable Law relates to any of the matters referenced in Section 9.01(e) or Section 9.01(f)) shall not have been satisfied, but all other conditions to the Closing (other than (i) Section 9.01(a) and Section 9.03(e) and (ii) those conditions which by their terms or nature are to be satisfied at the Closing; provided that any conditions not so satisfied are capable of being satisfied promptly if the Closing were to occur) have been satisfied, then the End Date shall be extended to the 15-month anniversary of the date of this Agreement, if either the Company or Parent notifies the other party in writing on or prior to the one-year anniversary of the date of this Agreement of its election to so extend the End Date or (y) as of ten Business Days prior to the End Date, the Registration Statements shall not become effective, but all other conditions to the Closing (other than those conditions which by their terms or nature are to be satisfied at the Closing, provided that any conditions not so satisfied are capable of being satisfied promptly if the Closing were to occur) have been satisfied, then the End Date shall be extended to the date that is 30 days after the date that the Registration Statements become effective; provided, further, that, in the case of this clause (y), in no event shall the End Date be extended beyond the date that is 15 months after the date of this Agreement.”

23.          Section 10.03.  Section 10.03(e) of the Merger Agreement is hereby amended by and restated in its entirety as follows:

“(e)          Except as otherwise specifically provided herein (including in Section 8.11(e) and this Section 10.03), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, provided that, with respect to the printing and mailing of materials to Company stockholders in connection with the Distribution and the Parent Share Issuance, Parent shall be responsible for payment of the Wabtec Printing and Mailing Fees and the Company shall be responsible for payment of the GET Printing and Mailing Fees.  For purposes of this Agreement:

(i)          “Aggregate Combined Printing and Mailing Cost” means the aggregate cost to print and mail (A) the prospectus included within the Parent Registration Statement (excluding any appendices thereto) and (B) all materials (other than the prospectus identified in (A)) that are included as part of the SpinCo Registration Statement (including the appendices thereto), to all Company stockholders required under Applicable Law to receive the foregoing materials in connection with the Distribution and the Share Issuance.

(ii)          “Aggregate Standalone Printing and Mailing Cost” means sum of the GET Standalone Printing and Mailing Cost and the Wabtec Standalone Printing and Mailing Cost.

(iii)          “GET Portion” means the amount equal to (A) the GET Standalone Printing and Mailing Cost divided by (B) the Aggregate Standalone Printing and Mailing Cost.

(iv)          “GET Printing and Mailing Fees” means the amount equal to (A) the GET Portion multiplied by (B) the Aggregate Combined Printing and Mailing Cost.

(v)          “GET Standalone Printing and Mailing Cost” means the aggregate cost to print and mail the prospectus and all other materials that are included as part of the SpinCo Registration Statement (including any appendices thereto) to all Company stockholders required under Applicable Law to receive the foregoing materials in connection with the Distribution.

(vi)          “Wabtec Portion” means the amount equal to (A) the Wabtec Standalone Printing and Mailing Cost divided by (B) the Aggregate Standalone Printing and Mailing Cost.

(vii)          “Wabtec Printing and Mailing Fees” means the amount equal to (A) the Wabtec Portion multiplied by (B) the Aggregate Combined Printing and Mailing Cost.

(viii)          “Wabtec Standalone Printing and Mailing Cost” means the aggregate cost to print and mail the prospectus included within the Parent Registration Statement (excluding any appendices thereto) to all Company stockholders required under Applicable Law to receive the foregoing materials in connection with the Share Issuance.”

24.          Representations and Warranties.  (a) The representations and warranties in Sections 4.01, 4.02(a), 4.03 and 4.04 of the Merger Agreement apply, mutatis mutandis, to this Amendment and the Separation Agreement Amendment, except that such representations and warranties are initially given as of the date of this Amendment and (b) the representations and warranties in Sections 5.01, 5.02(a), 5.03 and 5.04 of the Merger Agreement apply, mutatis mutandis, to this Amendment and the Separation Agreement Amendment, except that such representations and warranties are initially given as of the date of this Amendment.

25.          Shareholders Agreement.  The Form of Shareholders Agreement attached as Exhibit A to the Merger Agreement is hereby deleted and replaced in its entirety by Exhibit A attached to this Amendment.

26.          Terms of Parent Class A Preferred Stock. The Merger Agreement is hereby amended by adding Exhibit B of this Amendment to the Merger Agreement as Exhibit B thereto.

27.          Termination of Amendments.  If any Governmental Authority shall have issued any order, decree or judgment restraining, enjoining or otherwise prohibiting the Amended Transactions and such order, decree or judgment shall be either permanent or have been continuing in effect for no fewer than 20 calendar days as of the date of termination, then (a) either Parent or the Company may terminate this Amendment and the Separation Agreement Amendment upon delivery of written notice to the other and upon such a termination this Amendment and the Separation Agreement Amendment will have no further force or effect and (b) if either Parent or the Company elects to terminate this Amendment and the Separation Agreement Amendment, the Parties will (i) enter into the Second Amendment to Agreement and Plan of Merger in the form attached hereto as Exhibit C and (ii) enter into and will cause their applicable Affiliates to enter into the Second Amendment to Separation, Distribution and Sale Agreement in the form attached hereto as Exhibit D.

28.          No Other Modification.  The Merger Agreement shall not be modified by this Amendment in any respect except as expressly set forth herein.

29.          Miscellaneous.  Sections 1.02 (Other Definitional and Interpretative Provisions), 11.02 (Survival of Representations, Warranties and Covenants), 11.06 (Governing Law), 11.07 (Jurisdiction), 11.08 (Waiver of Jury Trial), 11.09 (Counterparts; Effectiveness) and 11.12 (Specific Performance) of the Merger Agreement are hereby incorporated into this Amendment mutatis mutandis as if set forth in full herein.  Each reference in the Merger Agreement (or in any and all instruments or documents provided for in the Merger Agreement or delivered or to be delivered thereunder or in connection therewith) to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall, except where the context otherwise requires, be deemed a reference to the Merger Agreement as amended hereby; provided that, for purposes of Articles 4 and 5, this Amendment and the Separation Agreement Amendment shall be ignored for purposes of determining whether the representations and warranties in such Articles were true and correct as of the Original Execution Date. No reference to this Amendment need be made in any instrument or document at any time referring to the Merger Agreement, and a reference to the Merger Agreement in any of such instruments or documents will be deemed to be a reference to the Merger Agreement as amended hereby.  The parties agree that all references in the Merger Agreement to “the date hereof” or “the date of this Agreement” shall refer to the Original Execution Date.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorize.

GENERAL ELECTRIC COMPANY

	By:	/s/ James Waterbury
		Name:	James Waterbury
		Title:	Vice President

TRANSPORTATION SYSTEMS HOLDINGS INC.

	By:	/s/ Rafael Santana
		Name:	Rafael Santana
		Title:	President & CEO

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

	By:	/s/ David L. DeNinno
		Name:	David L. DeNinno
		Title:	Executive Vice President, Secretary and General Counsel

WABTEC US RAIL HOLDINGS, INC.

:	By	/s/ David L. DeNinno
		Name:	David L. DeNinno
		Title:	President and Secretary

[Signature Page to Amendment to Agreement and Plan of Merger]

Summary of Principal Terms of Wabtec Preferred Stock

Issuer	Westinghouse Air Brake Technologies Corporation (“Wabtec”).
Security Type	Non-voting convertible Class A preferred stock, par value $0.01 per share (the “Wabtec Preferred Stock”).
Size	10,000 shares of Wabtec Preferred Stock.
Purchase Price
The Wabtec Preferred Stock will be issued to General Electric Company (“GE”) in connection with the merger (the “Merger”) of Wabtec US Rail Holdings, Inc. (“Merger Sub”) with and into Transportation Systems Holdings Inc. (“SpinCo”) following the automatic conversion of one share of SpinCo Class C Preferred Stock into the right to receive 10,000 shares of Wabtec Preferred Stock.

Dividends and Distributions
If Wabtec shall declare or make any dividend or distribution on the common stock of Wabtec, par value $0.01 per share (the “Wabtec Common Stock”), including, without limitation, any distribution of cash, stock or other securities, property or rights, options or warrants by way of a dividend, distribution, spin-off, reclassification or other similar transaction, but excluding any dividend or distribution consisting solely of shares of Wabtec Common Stock, holders of Wabtec Preferred Stock will be entitled to receive such dividend or distribution at the same time as, and on a pro rata, as converted, basis with, holders of the Wabtec Common Stock.  Except as set forth in the immediately preceding sentence, no dividends will be paid on the Wabtec Preferred Stock.

Conversion
Shares (or fractional interests therein) of Wabtec Preferred Stock will be automatically converted into the right to receive Wabtec Common Stock upon the (i) sale or other transfer (excluding any bona fide pledge) of such shares (or fractional interests therein) to third parties who are not affiliates of GE, (ii) pro rata distribution to holders of GE common stock or (iii) exchange in an exchange offer with holders of GE common stock by GE of the Wabtec Preferred Stock. Shares (or fractional interests therein) of Wabtec Preferred Stock will not be convertible into Wabtec Common Stock at any time at which they are beneficially owned by GE or its subsidiaries. Upon the acquisition of beneficial ownership of a share (or fractional interests therein) of the Wabtec Preferred Stock by a purchaser, transferee or recipient, such Wabtec Preferred Stock will be automatically converted into the right to receive Wabtec Common Stock at a per share conversion rate equal to the quotient of (i) the Preferred Stock Portion, as such term is defined in the Agreement and Plan of Merger, dated May 20, 2018, by and among Wabtec, GE, SpinCo and Merger Sub, as amended on January 25, 2019 (the “Merger Agreement”), divided by (ii) 10,000.  The conversion rate will be proportionally adjusted in the event of any share split or combination in respect of the Wabtec Common Stock or any issuance of Wabtec Common Stock as a dividend or distribution on Wabtec Common Stock.  In connection with such a sale or other transfer, pro rata distribution or exchange offer by GE, (i) the Wabtec Preferred Stock may, at the request of the holder thereof, be subdivided, transferred and distributed in fractional amounts specified by such holder, which fractional amounts need not be identical and may be further aggregated or subdivided at such holder’s request, with the per share conversion rate to be subdivided and/or aggregated accordingly and (ii) Wabtec shall immediately upon registration of such transfer issue to the purchaser, transferee or recipient of the Wabtec Preferred Stock the number of shares of Wabtec Common Stock to which such purchaser, transferee or recipient shall be entitled. No fractional shares of Wabtec Common Stock will be issued upon the conversion of the Wabtec Preferred Stock, and any such fractional shares to which the purchaser, transferee or recipient would otherwise be entitled to receive shall be aggregated by the exchange agent and the whole shares obtained thereby shall be sold on the open market, with the net proceeds thereof to be made available on a pro rata basis.

Registration Rights
Registration of the Wabtec Preferred Stock, and the Wabtec Common Stock into which the Wabtec Preferred Stock will convert, will be effected as set forth in the Shareholders Agreement to be entered into as of the closing date of the Merger, between Wabtec and GE (the “Shareholders Agreement”).

Priority
The Wabtec Preferred Stock will rank senior to the Wabtec Common Stock and to all other classes or series of equity securities of Wabtec with respect to all rights upon a liquidation, dissolution or winding up (a “Liquidation”).

Liquidation Preference
In the event of a Liquidation of Wabtec, the holders of the Wabtec Preferred Stock would be entitled to receive, for each share of Wabtec Preferred Stock held, an amount of proceeds equal to (x) $100 plus (y) the amount that would be received if the holders of Wabtec Preferred Stock were to receive proceeds on a pro rata, as converted, basis with holders of the Wabtec Common Stock. The holders of the Wabtec Preferred Stock will be entitled to receive the amount described in clause (x) prior to and in preference to any distribution of proceeds to the holders of the Wabtec Common Stock.

Voting Rights
The Wabtec Preferred Stock will have no voting rights, except as set forth below or as otherwise required by applicable law. The Wabtec Preferred Stock will have class voting rights for amendments to the Wabtec certificate of incorporation or the certificate of designations for the Wabtec Preferred Stock (including those effected by way of merger of Wabtec with another entity) that adversely affect the rights, preferences, privileges or powers of the Wabtec Preferred Stock; provided that any amendment that affects all Wabtec Common Stock equally and does not affect the rights, preferences, privileges or powers of the Wabtec Preferred Stock except insofar as it so affects the Wabtec Common Stock to be issued on conversion of the Wabtec Preferred Stock will not be deemed to adversely affect the rights, preferences, privileges or powers of the Wabtec Preferred Stock.

Optional Redemption	The Wabtec Preferred Stock will not be redeemable at the option of Wabtec.
No Mandatory Redemption	The holders of the Wabtec Preferred Stock will not have a right to require Wabtec to redeem the Wabtec Preferred Stock.
Transfer Restrictions	The Wabtec Preferred Stock will be transferrable, subject to the requirements and restrictions set forth in the Shareholders Agreement.
Mergers, etc.
For so long as the Wabtec Preferred Stock is outstanding, Wabtec will not consummate a binding share exchange or reclassification involving the Wabtec Preferred Stock or merge or consolidate with any other person unless the Wabtec Preferred Stock either remains outstanding or is exchanged for equivalent securities of the surviving or acquiring company and, in each case, the Wabtec Preferred Stock or such equivalent securities have such rights, preferences, privileges and powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and powers of the Wabtec Preferred Stock immediately prior to such consummation, taken as a whole.

In the event of a merger or consolidation of Wabtec with, or sale, transfer, lease or conveyance of all or substantially all of the consolidated properties and assets of Wabtec and its subsidiaries to, another person, or reclassification or statutory exchange of the Wabtec Common Stock, in each case as a result of which the Wabtec Common Stock would be converted into, or exchanged for, securities, cash or other property, each share of Wabtec Preferred Stock shall become convertible into the kind and amount of securities, cash and other property that the holder of such share would have been entitled to receive if such holder had converted its Wabtec Preferred Stock into Wabtec Common Stock immediately prior to such event.  If such event causes the Wabtec Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the property into which the Wabtec Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Wabtec Common Stock.

Certain Events
Each holder of Wabtec Preferred Stock will be entitled to (i) participate in any tender or exchange offer for shares of Wabtec Common Stock made by Wabtec or its subsidiaries and (ii) exercise any rights, options or warrants received pursuant to “Dividends and Distributions” above, in each case, as if such holder held the number of shares of Wabtec Common Stock into which such holder’s shares of Wabtec Preferred Stock are convertible.

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of [●], 2019 (this “Amendment”), to the Agreement and Plan of Merger, dated as of May 20, 2018 and amended as of January 25, 2019 (the “Merger Agreement”), is entered into between General Electric Company, a New York corporation (the “Company”), Transportation Systems Holdings Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (“SpinCo”), Westinghouse Air Brake Technologies Corporation, a Delaware corporation (“Parent”), and Wabtec US Rail Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the Company, SpinCo, Parent and Merger Sub entered into the Merger Agreement as of May 20, 2018 (the “Original Execution Date”);

WHEREAS, Section 11.03 of the Merger Agreement permits the parties to amend the Merger Agreement by an instrument in writing signed by the Company, SpinCo, Parent and Merger Sub;

WHEREAS, the Company, SpinCo, Parent and Merger Sub desire to amend the Merger Agreement; and

WHEREAS, contemporaneously with their entry into this Amendment, the Company and Parent are entering into an amendment to the Separation Agreement (the “Separation Agreement Amendment”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Company, SpinCo, Parent and Merger Sub hereby agree as follows:

1.          Recitals.

a.	The second recital to the Merger Agreement shall be amended by deleting the words “to Section 8.07(f) below, and”.
b.	The fifth recital to the Merger Agreement shall be amended and restated in its entirety to read as follows:
“WHEREAS, the parties intend that, for U.S. federal income Tax purposes, the Internal Reorganization, the SpinCo Transfer, the Distribution and the Merger will be treated in accordance with the Intended Tax Treatment (as defined in the Tax Matters Agreement);”

c.	The sixth and ninth recitals to the Merger Agreement shall be deleted in their entirety.

2.          Section 1.01(a).  Section 1.01(a) of the Merger Agreement is hereby amended as follows:

a.
by deleting the definitions of “Alternative Tax Counsel,” “Alternative Separation Opinion Tax Counsel,” “Company Tax Counsel,” “Parent Tax Counsel,” “Ruling,” “Section 355(e) Minimum Percentage,” “Tax Representation Letters,” “Tax-Free Status” and “Tax-Free Status of the External Transactions” in their entirety;

b.	by amending and restating the definition of “Distribution Share Maximum” in its entirety to read as follows:
““Distribution Share Maximum” means a percentage of the then-outstanding shares of SpinCo Common Stock equal to 80.25%.”

c.	by amending and restating the definition of “Exchange Ratio” in its entirety to read as follows:
““Exchange Ratio” means the quotient (rounded to six decimals) of (i) the New Issuance divided by (ii) the number of shares of SpinCo Common Stock issued and outstanding immediately prior to the Effective Time, subject to adjustment as set forth herein.”

d.	by adding the following as new defined terms between the definition of “Software” and the definition of “SpinCo Disclosure Schedule”:
““SpinCo Class A Preferred Stock” has the meaning set forth in the Separation Agreement.

“SpinCo Class B Preferred Stock” has the meaning set forth in the Separation Agreement.”

e.	by adding the following as new defined term between the definition of “SpinCo Disclosure Schedule” and the definition of “SpinCo Transfer”:
““SpinCo Preferred Stock” has the meaning set forth in the Separation Agreement.”

3.          Section 1.01(b).  Section 1.01(b) of the Merger Agreement is hereby amended by (a) deleting the definitions of “Company Merger Tax Opinion,” “Company RMT Tax Opinions,” “Company Separation Tax Opinion,” “Company Separation Tax Opinion Condition,” “Parent Merger Tax Opinion” and “Restructuring Commencement Date” in their entirety and (b) adding the following defined terms in the appropriate alphabetical order, together with their respective corresponding section references): “Aggregate Combined Printing and Mailing Cost”, “Aggregate Standalone Printing and Mailing Cost”, “GET Portion”, “GET Printing and Mailing Fees”, “GET Standalone Printing and Mailing Cost”, “Wabtec Portion”, “Wabtec Printing and Mailing Fees” and “Wabtec Standalone Printing and Mailing Cost”.

4.          Section 2.02.

a.	Section 2.02 of the Merger Agreement is hereby amended by adding the following as new clauses (d) and (e):
“(d)          At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, SpinCo or the holders of Merger Sub, each share of SpinCo Class A Preferred Stock outstanding immediately prior to the Effective Time shall remain outstanding as Class A preferred stock of the Surviving Corporation with the same powers, designations, rights and preferences as are provided for in the certificate of designation for the SpinCo Class A Preferred Stock and the certificates representing SpinCo Class A Preferred Stock immediately prior to the Merger will represent the Class A preferred stock of the Surviving Corporation.”

“(e)          At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, SpinCo or the holders of Merger Sub, each share of SpinCo Class B Preferred Stock outstanding immediately prior to the Effective Time shall remain outstanding as Class B preferred stock of the Surviving Corporation with the same powers, designations, rights and preferences as are provided for in the certificate of designation for the SpinCo Class B Preferred Stock and the certificates representing SpinCo Class B Preferred Stock immediately prior to the Merger will represent the Class B preferred stock of the Surviving Corporation.”

5.          Section 2.03.  Section 2.03 of the Merger Agreement is hereby amended by adding the following as a new clause (k):

“(k)          Immediately prior to the Closing, Parent shall pay to the Company $10,000,000 in cash in immediately available funds to an account designated by the Company in exchange for all of the shares of SpinCo Class B Preferred Stock, and the Company shall transfer all of the shares of SpinCo Class B Preferred Stock to Parent.”

6.          Section 3.01.  Section 3.01 of the Merger Agreement is amended to add the following sentence at the end:

“Parent agrees that, prior to the Effective Time, Parent shall cause the certificate of incorporation of Merger Sub to be revised to the extent necessary to give effect to the issuance and conversion of the SpinCo Preferred Stock as provided in this Amendment.”

7.          Section 4.03(i). Section 4.03(i) of the Merger Agreement is hereby amended by adding the words “and the filing of Certificate of Designations for the SpinCo Preferred Stock” after the words “the filing of a certificate of merger”.

8.          Section 4.05(a).  The second sentence of Section 4.05(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Immediately following the Distribution, (A) the number of Shares issued and outstanding shall equal 8.7 billion (or such other amount as the Company shall determine, subject to the consent of Parent not to be unreasonably withheld, delayed or conditioned), and the number of authorized Shares shall exceed that number, (B) 15,000 shares of SpinCo Class A Preferred Stock will be issued and outstanding, and the number of authorized shares of SpinCo Class A Preferred Stock will be 15,000, (C) 10,000 shares of SpinCo Class B Preferred Stock will be issued and outstanding, and the number of authorized shares of SpinCo Class B Preferred Stock will be 10,000 and (D) no Shares will be held by SpinCo in its treasury.”

9.          Section 4.16(g). Section 4.16(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: “[Intentionally omitted]”.

10.        Section 5.17(g).  Section 5.17(g) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: “[Intentionally omitted]”.

11.        Section 6.05.  The second sentence of Section 6.05 of the Merger Agreement is hereby amended and replaced in its entirety with the following:

“In the event that the Closing has not occurred prior to March 31, 2019, the Company shall deliver to Parent, on March 31, 2019, the audited combined financial statements for the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo (except as set forth on Section 6.05 of the SpinCo Disclosure Schedule) as of the end of, and for, the fiscal year ending December 31, 2018, consisting of the balance sheets as of the end of such fiscal year and the related statements of income, comprehensive income, equity and cash flows for such fiscal year, in each case accompanied by a report satisfying the requirements of Regulation S-X of the independent registered public accounting firm for the Tiger Business and, if financial statements of SpinCo are required by the rules and regulations of the SEC to be included in the Registration Statements, for SpinCo (the “2018 Audited Financial Statements”, and together with the Initial Audited Financial Statements, the “Audited Financial Statements”). The Company shall (i) use its reasonable best efforts to cause the majority of work necessary to complete the audit for the 2018 Audited Financial Statements (the “2018 GET Audit”) to be completed on or prior to March 1, 2019 (including reasonable best efforts to cause the completion of what is commonly referred to as the “substantive” procedures of the accounts and records on or prior to March 1, 2019) and (ii) direct the auditor for the 2018 GET Audit to complete the work on the 2018 GET Audit in such a manner and on a timetable consistent with the timing requirements contemplated in clause (i) of this proviso and a completion of the 2018 GET Audit by March 31, 2019.  In the event that Closing occurs prior to March 31, 2019, then the Company and Parent will work together in good faith, between the Closing Date and March 31, 2019, to allow Parent and the auditor for the 2018 GET Audit to complete the 2018 GET Audit on or prior to March 31, 2019.”

12.          Section 6.06.  Section 6.06 of the Merger Agreement is hereby amended by replacing the words “From and after the date hereof until the nine month anniversary of the date of this Agreement” wherever they occur with “From and after the date of this Agreement until the earlier of (x) the Closing Date and (y) the End Date.”

13.          Section 8.07. Section 8.07 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Immediately prior to the Closing, the Company shall, or shall cause SpinCo to, deliver to Parent (i) a certificate from SpinCo, dated as of the Closing Date and prepared in accordance with Treasury Regulations sections 1.897-2(h) and 1.1445-2(c)(3), stating that equity interests in SpinCo are not “United States real property interests,” together with (ii) notice of such certificate to the IRS in accordance with Treasury Regulations section 1.897-2(h) (which notice shall be mailed to the IRS by SpinCo following the Closing in accordance with Treasury Regulations section 1.897-2(h)), in case of clause (i) and (ii), in form and substance reasonably acceptable to Parent.

(b) Except as otherwise expressly provided herein, this Agreement shall not govern Tax matters (including any administrative, procedural and related matters thereto), which shall be exclusively governed by the Tax Matters Agreement.”

14.          Section 8.11(a).  Section 8.11(a) of the Merger Agreement is hereby amended by deleting the words “(x) consistent with the Tax-Free Status, as reasonably determined by the Company, and (y).”

15.          Article 9. Each of Section 9.02(b) and Section 9.03(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: “[Intentionally omitted]”

16.          Section 10.01.

a.	Section 10.01(b)(i) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“(i)          the Merger has not been consummated on or before the one-year anniversary of the date of this Agreement (as it may be extended in accordance with this Section 10.01(b)(i), the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to (i) any party whose breach of any provision of this Agreement results in the failure of the Closing to have occurred by such time or (ii) Parent at a time when the Company is permitted to terminate this Agreement pursuant to Section 10.01(d)(iv); provided, further, that if, (x) as of three Business Days prior to the End Date, one or more of the conditions to the Closing set forth in Section 9.01(e), Section 9.01(f) or Section 9.01(g) (if the Applicable Law relates to any of the matters referenced in Section 9.01(e) or Section 9.01(f)) shall not have been satisfied, but all other conditions to the Closing (other than (i) Section 9.01(a) and Section 9.03(e) and (ii) those conditions which by their terms or nature are to be satisfied at the Closing; provided that any conditions not so satisfied are capable of being satisfied promptly if the Closing were to occur) have been satisfied, then the End Date shall be extended to the 15-month anniversary of the date of this Agreement, if either the Company or Parent notifies the other party in writing on or prior to the one-year anniversary of the date of this Agreement of its election to so extend the End Date or (y) as of the End Date, the Registration Statements have become effective but the 35 Business Day period referred to in Section 3.01(c) of the Separation Agreement (as the same may be extended in accordance with Section 3.01(c)) has not expired, then the End Date shall be extended to the extent necessary to the date following the day on which the 35 Business Day period referred to in Section 3.01(c) of the Separation Agreement expires (as the same may be extended in accordance with Section 3.01(c) of the Separation Agreement); provided, further, that, in the case of this clause (y), in no event shall the End Date be extended beyond the date that is 15 months after the date of this Agreement.”

17.          Section 10.03.  Section 10.03(e) of the Merger Agreement is hereby amended by and restated in its entirety as follows:

“(e)          Except as otherwise specifically provided herein (including in Section 8.11(e) and this Section 10.03, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, provided that, with respect to the printing and mailing of materials to Company stockholders in connection with the Distribution and the Parent Share Issuance, Parent shall be responsible for payment of the Wabtec Printing and Mailing Fees and the Company shall be responsible for payment of the GET Printing and Mailing Fees.  For purposes of this Agreement:

(i)          “Aggregate Combined Printing and Mailing Cost” means the aggregate cost to print and mail (A) the prospectus included within the Parent Registration Statement (excluding any appendices thereto) and (B) all materials (other than the prospectus identified in (A)) that are included as part of the SpinCo Registration Statement (including the appendices thereto), to all Company stockholders required under Applicable Law to receive the foregoing materials in connection with the Distribution and the Share Issuance.

(ii)          “Aggregate Standalone Printing and Mailing Cost” means sum of the GET Standalone Printing and Mailing Cost and the Wabtec Standalone Printing and Mailing Cost.

(iii)          “GET Portion” means the amount equal to (A) the GET Standalone Printing and Mailing Cost divided by (B) the Aggregate Standalone Printing and Mailing Cost.

(iv)          “GET Printing and Mailing Fees” means the amount equal to (A) the GET Portion multiplied by (B) the Aggregate Combined Printing and Mailing Cost.

(v)          “GET Standalone Printing and Mailing Cost” means the aggregate cost to print and mail the prospectus and all other materials that are included as part of the SpinCo Registration Statement (including any appendices thereto) to all Company stockholders required under Applicable Law to receive the foregoing materials in connection with the Distribution.

(vi)          “Wabtec Portion” means the amount equal to (A) the Wabtec Standalone Printing and Mailing Cost divided by (B) the Aggregate Standalone Printing and Mailing Cost.

(vii)          “Wabtec Printing and Mailing Fees” means the amount equal to (A) the Wabtec Portion multiplied by (B) the Aggregate Combined Printing and Mailing Cost.

(viii)          “Wabtec Standalone Printing and Mailing Cost” means the aggregate cost to print and mail the prospectus included within the Parent Registration Statement (excluding any appendices thereto) to all Company stockholders required under Applicable Law to receive the foregoing materials in connection with the Share Issuance.”

18.          Representations and Warranties.  (a) The representations and warranties in Sections 4.01, 4.02(a), 4.03 and 4.04 of the Merger Agreement apply, mutatis mutandis, to this Amendment and the Separation Agreement Amendment, except that such representations and warranties are initially given as of the date of this Amendment and (b) the representations and warranties in Sections 5.01, 5.02(a), 5.03 and 5.04 of the Merger Agreement apply, mutatis mutandis, to this Amendment and the Separation Agreement Amendment, except that such representations and warranties are initially given as of the date of this Amendment.

19.          No Other Modification.  The Merger Agreement shall not be modified by this Amendment in any respect except as expressly set forth herein.

20.          Miscellaneous.  Sections 1.02 (Other Definitional and Interpretative Provisions), 11.02 (Survival of Representations, Warranties and Covenants), 11.06 (Governing Law), 11.07 (Jurisdiction), 11.08 (Waiver of Jury Trial), 11.09 (Counterparts; Effectiveness) and 11.12 (Specific Performance) of the Merger Agreement are hereby incorporated into this Amendment mutatis mutandis as if set forth in full herein.  Each reference in the Merger Agreement (or in any and all instruments or documents provided for in the Merger Agreement or delivered or to be delivered thereunder or in connection therewith) to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall, except where the context otherwise requires, be deemed a reference to the Merger Agreement as amended hereby; provided that, for purposes of Articles 4 and 5, this Amendment and the Separation Agreement Amendment shall be ignored for purposes of determining whether the representations and warranties in such Articles were true and correct as of the Original Execution Date. No reference to this Amendment need be made in any instrument or document at any time referring to the Merger Agreement, and a reference to the Merger Agreement in any of such instruments or documents will be deemed to be a reference to the Merger Agreement as amended hereby.  The parties agree that all references in the Merger Agreement to “the date hereof” or “the date of this Agreement” shall refer to the Original Execution Date.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorize.

GENERAL ELECTRIC COMPANY
By:
Name:
Title:

TRANSPORTATION SYSTEMS HOLDINGS INC.
By:
Name:
Title:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
By:
Name:
Title:

WABTEC US RAIL HOLDINGS, INC.
By:
Name:
Title:

[Signature Page to Amendment to Agreement and Plan of Merger]

SECOND AMENDMENT TO SEPARATION, DISTRIBUTION AND SALE AGREEMENT

SECOND AMENDMENT TO SEPARATION, DISTRIBUTION AND SALE AGREEMENT, dated as of [●], 2019 (this “Amendment”), to the Separation, Distribution and Sale Agreement, dated as of May 20, 2018 and amended as of January 25, 2019 (the “Separation Agreement”), is entered into between General Electric Company, a New York corporation (the “Company”), and Westinghouse Air Brake Technologies Corporation, a Delaware corporation (“Parent”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Separation Agreement.

WHEREAS, the Company, SpinCo, Parent and Direct Sale Purchaser entered into the Separation Agreement as of May 20, 2018;

WHEREAS, Section 7.06 of the Separation Agreement permits the parties to amend the Separation Agreement by an instrument in writing signed by the Company and Parent; and

WHEREAS, the Company and Parent desire to amend the Separation Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and intending to be legally bound hereby, the Company and Parent hereby agree as follows:

1.          Recitals.

a.	The 2nd recital to the Separation Agreement is hereby amended by inserting the words “, as amended on January 25, 2019 and [●], 2019” immediately after the words “dated as of the date hereof”.
b.	The 9th recital to the Separation Agreement is hereby amended by inserting the word “and” at the end thereof.
c.	The 10th recital to the Separation Agreement is hereby amended and restated in its entirety to read as follows:
“WHEREAS, the parties intend that, for U.S. federal income Tax purposes, the Internal Reorganization, the SpinCo Transfer, the Distribution and the Merger will be treated in accordance with the Intended Tax Treatment (as defined in the Tax Matters Agreement).”

d.	The 11th recital to the Separation Agreement is hereby deleted in its entirety.

2.          Section 1.01(a).  Section 1.01(a) of the Separation Agreement is hereby amended as follows:

a.	by deleting the definition of “Tax-Free Status” in its entirety; and
b.
by amending the definition of “SpinCo Transfer” in Section 1.01(a) of the Separation Agreement by (i) deleting the word “the” before the words “SpinCo Common Stock” and (ii) inserting the words “, the issuance of the SpinCo Preferred Stock” immediately after the words “SpinCo Common Stock”.

3.          Section 1.01(b).  Section 1.01(b) of the Separation Agreement is hereby amended by adding the terms (a) “SpinCo Class A Preferred Stock” and “SpinCo Class B Preferred Stock” (and their corresponding section references) between the terms “SpinCo Claim” and “SpinCo Deficit Amount”, (b) “SpinCo Preferred Stock” (and its corresponding section reference) between the terms “SpinCo Independent Accounting Firm” and “SpinCo Proposed Statement” and (c) “Exchange Offer Window” (and its corresponding section reference) between the terms “Exchange Offer” and “Final Direct Sale Closing Cash”.

4.          Section 2.01(d).  Section 2.01(d) of the Separation Agreement is hereby amended to delete the reference to “$2.9 billion” in the first sentence of Section 2.01(d) of the Separation Agreement and to replace it with “$2,875,000,000”.

5.          Section 2.02(a).  The first sentence of Section 2.02(a) of the Separation Agreement is hereby amended to replace the phrase “effective as of immediately prior to the Distribution Effective Time and immediately following the transactions contemplated by Section 2.01” with the phrase “effective as of the date of, or a date that shall be no more than five calendar days prior to, the date that the Company reasonably expects the Distribution Effective Time to occur”.

6.          Section 2.02(h).  Section 2.02(h) of the Separation Agreement is hereby amended and restated in its entirety to read as follows:  “[Reserved.]”.

7.          Section 2.12.  Section 2.12 of the Separation Agreement is hereby amended and restated in its entirety to read as follows:

“Section 2.12.          Issuance of SpinCo Stock.  In connection with the Transfer of the SpinCo Assets and the assumption of the SpinCo Liabilities as provided in this Agreement, SpinCo will issue and deliver to the Company (a) a number of shares of SpinCo Common Stock in book-entry form such that immediately thereafter the Company owns 8,700,000,000 shares of SpinCo Common Stock and (b) 15,000 shares of Class A non-voting preferred stock (“SpinCo Class A Preferred Stock”) and 10,000 shares of Class B non-voting preferred stock (“SpinCo Class B Preferred Stock” and, together with the SpinCo Class A Preferred Stock, the “SpinCo Preferred Stock”), in each case on the terms set forth on Exhibit J.”

8.          Section 3.01(a).  Pursuant to Section 3.01(a) of the Separation Agreement, the Company hereby elects to effect the Distribution in the form of the Exchange Offer, including any Clean-Up Spin-Off.

9.	Section 3.01(c).
a.	Section 3.01(c) of the Separation Agreement is hereby amended by adding the following as a new second sentence immediately following the first sentence in Section 3.01(c):
“If at any time during the 35 Business Day period referred to in the immediately preceding sentence any event or circumstance of the type described in Section 8.02(d) of the Merger Agreement occurs, Parent and the Company shall reasonably cooperate to resolve such circumstance to permit the closing of the Exchange Offer as promptly as reasonably practicable, which the parties understand may be after the expiration of the 35 Business Day period referred to in the immediately preceding sentence.”

10.          Exhibit E. The Separation Agreement is hereby amended by amending and restating Exhibit E thereto in the form set forth as Exhibit A of this Amendment.

11.          Exhibit J.  The Separation Agreement is hereby amended by adding Exhibit B of this Amendment to the Separation Agreement as Exhibit J thereto.

12.          Ukraine Arrangements.  With respect to the arrangements set forth as #12 on Schedule 1.01(e) of the Separation Agreement (the “Ukraine Arrangements”), the Company and Parent agree that (a) any Liability of the Company or any of its Affiliates relating to the Ukraine Arrangements that would have constituted a Tiger Liability if the applicable Asset or Liability had been transferred pursuant to Section 2.01 or 2.02 of the Separation Agreement will continue to constitute a Tiger Liability (including for purposes of Article 5 of the Separation Agreement) and (b) any Liability of Parent or any of its Affiliates relating to the Ukraine Arrangements that would have constituted an Excluded Liability if the applicable Asset or Liability had been transferred pursuant to Section 2.02 of the Separation Agreement will continue to constitute an Excluded Liability (including for purposes of Article 5 of the Separation Agreement).

13.          Conveyance and Assumption Instruments.

a.	As used in any Conveyance and Assumption Instrument, the term “Permitted Affiliate” means any Subsidiary of Parent, other than Merger Sub or any of Merger Sub’s Subsidiaries.
b.
The parties hereby agree that, to the extent that (i) the Applicable Laws of any foreign jurisdiction will require a portion of the Direct Sale Adjustment Amount to be paid in a currency other than United States dollars (“local currency”) or (ii) any Conveyance and Assumption Instrument provides for a portion of the Direct Sale Adjustment Amount to be paid in local currency, it will be so paid and the Direct Sale Adjustment Amount otherwise payable under the Separation Agreement shall be appropriately adjusted to take into account the aggregate amount paid in such local currency such that the aggregate amount paid in local currency and under the Separation Agreement equals the amount that would have been paid under the Separation Agreement if there were no local currency payments required.  For this purpose, any amounts paid in local currency shall be translated into United States dollars using an exchange rate as provided in the Accounting Principles.

c.
The parties hereby agree that, to the extent that (i) the Applicable Laws of any foreign jurisdiction will require a portion of the Direct Sale Purchase Price to be paid in local currency or (ii) any Conveyance and Assumption Instrument provides for a portion of the Direct Sale Purchase Price to be paid in local currency, it will be so paid and the Direct Sale Purchase Price otherwise payable under the Separation Agreement shall be appropriately adjusted to take into account the aggregate amount paid in such local currency such that the aggregate amount paid in local currency and under the Separation Agreement equals the amount that would have been paid under the Separation Agreement if there were no local currency payments required.  For this purpose, any amounts paid in local currency shall be translated into United States dollars using an exchange rate as provided in the Accounting Principles, except that the it will be determined as of the fifth Business Day immediately preceding the Distribution Effective Time.

d.
Except for any Conveyance and Assumption Instrument that specifically refers to this Section 13.d. (each, an “Excluded Instrument”), the parties hereby agree that (i) each Conveyance and Assumption Instrument is subject in all respects to the terms and conditions of the Separation Agreement and the Tax Matters Agreement, (ii) neither the making nor the acceptance of any Conveyance and Assumption Instrument shall enlarge, diminish, restrict, amend or otherwise modify the terms of the Separation Agreement or the Tax Matters Agreement or constitute a waiver or release by the Company, Parent or any of their respective Subsidiaries of the liabilities, duties or obligations imposed upon any of them by the terms of the Separation Agreement or the Tax Matters Agreement and (iii) in the event of any conflict between the provisions of any Conveyance and Assumption Instrument and the provisions of the Separation Agreement or the Tax Matters Agreement, the provisions of the Separation Agreement or the Tax Matters Agreement, as applicable, shall govern and control.  In furtherance of the foregoing, the Company and Parent shall not, and shall cause their respective Affiliates not to, bring any claim for any cause of action under any Conveyance and Assumption Instrument (other than any Excluded Instrument).

14.          Amendments to Schedules and Annexes.

a.	Annex A-13 of the Separation Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit C hereto.
b.	Schedule 1.01(e) of the Separation Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit D hereto.
c.	Schedule 2.01(a) of the Separation Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit E hereto.
d.	Schedule 2.09 of the Separation Agreement is hereby deleted in its entirety.

15.          No Other Modification.  The Separation Agreement shall not be modified by this Amendment in any respect except as expressly set forth herein.

16.          Miscellaneous.  Sections 1.02 (Other Definitional and Interpretative Provisions), 7.02 (Counterparts), 7.12 (Governing Law; Jurisdiction), 7.13 (Waiver of Jury Trial) and 7.14 (Specific Performance) of the Separation Agreement are hereby incorporated into this Amendment mutatis mutandis as if set forth in full herein.  Each reference in the Separation Agreement (or in any and all instruments or documents provided for in the Separation Agreement or delivered or to be delivered thereunder or in connection therewith) to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall, except where the context otherwise requires, be deemed a reference to the Separation Agreement as amended hereby. No reference to this Amendment need be made in any instrument or document at any time referring to the Separation Agreement, and a reference to the Separation Agreement in any of such instruments or documents will be deemed to be a reference to the Separation Agreement as amended hereby.  The parties agree that all references in the Separation Agreement to “the date hereof” or “the date of this Agreement” shall refer to May 20, 2018.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

GENERAL ELECTRIC COMPANY

By:

Name:
Title:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:

Name:
Title:

[Signature Page to Separation Agreement Amendment]